SOURCE: Legacy Communications Corporation

  COMMUNICATIONS
     CORPORATION

Dec 27, 2007 07:00 ET

Legacy Purchases Radio Station KHWK(FM) Tonopah, Nevada

ST. GEORGE, UT--(Marketwire - December 27, 2007) - Radio Tonopah, LLC, a wholly owned subsidiary of Legacy Communications Corporation (OTCBB: LGCC), has purchased the option to acquire Radio Station KHWK (FM) 92.7MHz, Tonopah, Nevada from Donald W. Kaminski, Jr. The station operates from 6,744' Mt. Oddie at 6kw ERP. The purchase is subject to approval of the Federal Communications Commission.

Legacy Communications Corporation is a holding company that acquires radio station licenses and permits for development, operation and sale. The company seeks out broadcast properties that have significant upside potential when provided proper management, engineering, programming and marketing.

Legacy owns nine (9) other stations: KPTO(AM) 1440kHz, Pocatello, Idaho, KITT(FM) 100.1MHz, Soda Springs, Idaho, KNFL(AM) 1470kHz, Tremonton, Utah, KOGN(AM) 1490kHz, Ogden, Utah, KENT(AM) 1400kHz, Parowan, Utah, KDAN(AM), 1240kHz, Beatty, Nevada, KTNP(AM) 1400kHz, Tonopah, Nevada, KIFO (AM) 1450kHz, Hawthorne, Nevada and KACE(AM) 1340kHz, Bishop, California.

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include but are not limited to, successful performance of internal plans, product development and acceptance, the impact of competitive services and pricing, or general economic risks and uncertainties.

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Contacts:

Legacy Communications Corporation Morgan Skinner
(435) 628-1000
(435) 628-6636 (fax)
morgan@legacy.cc

Investor Relations:
The Eversull Group, Inc. Jack Eversull
(972) 378-7917
(972) 378-7981 (fax)
jack@theeversullgroup.com

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